SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Rogers Corporation
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------


                                [LOGO] ROGERS

Rogers Corporation              One Technology Drive / P.O. Box 188 /
                                Rogers, CT 06263-0188
                                Phone: 860.774.9605




NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


The Annual Meeting of Stockholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, April 26, 2001, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, for the following purposes:

1. To fix the number of and to elect a board of directors for the ensuing year.

2.    To approve the Rogers Corporation Global Stock Ownership Plan For
      Employees.

3. To transact such other business as may properly come before the meeting.

Stockholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 12, 2001, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted.

We cordially invite you to attend the meeting.


By Order of the Board of Directors
Robert M. Soffer, Clerk
March 15, 2001


Proxy Statement


                                [LOGO] ROGERS

Rogers Corporation              One Technology Drive / P.O. Box 188 /
                                Rogers, CT 06263-0188
                                Phone: 860.774.9605


March 15, 2001

We are providing you with this proxy statement in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation for the Annual Meeting of Stockholders to be held on Thursday, April 26, 2001, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut.

If you are a stockholder of record as of the close of business on March 12, 2001, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 15,182,126 shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Clerk of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted FOR fixing the number of directors for the ensuing year at nine and the election of the nominees to the board of directors shown on the next page under the heading "NOMINEES FOR DIRECTOR", and FOR the Rogers Corporation Global Stock Ownership Plan For Employees.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name to fix the size of the board and for the election of directors, and to vote on the proposal to approve the Rogers Corporation Global Stock Ownership Plan For Employees even if they do not receive instructions from the beneficial owners.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest number of votes will be elected, even if such votes do not constitute a majority of the votes cast.

The affirmative vote of a majority of the shares of stock present or represented at the meeting and voting on the matter is required for the approval of the Rogers Corporation Global Stock Ownership Plan For Employees. Abstentions will have no effect on the outcome of the voting on the proposal.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Stockholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy are first being mailed to you on or about March 22, 2001. In addition, we are enclosing a copy of our 2000 annual report.

Proposal 1: Election of Directors

The directors of Rogers are elected annually and hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 2000 Annual Meeting of Stockholders, except for Ms. Kraus, who has been nominated for director for the first time.

NOMINEES FOR DIRECTOR


                          Age/Year
                        First Became
Name                      Director      Principal Occupations During the Past Five Years and Other Directorships
----------------------------------------------------------------------------------------------------------------

Leonard M. Baker          66 / 1994     Senior Vice President, Chief Technical Officer since June 2000 and prior to that Vice President Technology, Praxair, Inc.

Harry H. Birkenruth       69 / 1964     Retired (as of June 1998) Chairman, March 1997 to June 1998,
                                        and prior to that President, Chief Executive Officer, Rogers
                                        Corporation

Walter E. Boomer          62 / 1997     President, Chief Executive Officer, Rogers Corporation since
                                        March 31, 1997; President, Babcock & Wilcox Power Generation
                                        Group and Executive Vice President of McDermott International,
                                        Inc., the parent corporation of Babcock & Wilcox, February 1995 to October 1996; Senior Vice President of McDermott
                                        International, Inc. August 1994 to January 1995 and prior to that a
                                        General in the U.S. Marine Corps from 1986; Director: Baxter
                                        International, Inc. and Cytyc Corporation

Edward L. Diefenthal      58 / 1998     Vice Chairman and Chief Executive Officer, Director, Southern
                                        Holdings, Inc.

Gregory B. Howey          58 / 1994     President, Director, Okay Industries, Inc.; Director: American
                                        Financial Holdings, Inc.

Leonard R. Jaskol         63 / 1992     Retired (as of December 1998) Chairman, Chief Executive Officer,
                                        Director, Lydall, Inc.; Director: Eastern Enterprises until
                                        November 2000

Eileen S. Kraus           62            Retired (as of July 2000) Chairman, Fleet National Bank -
                                        Connecticut, a subsidiary of FleetBoston Financial; Director:
                                        Kaman Corporation and The Stanley Works

William E. Mitchell       57 / 1994     Corporate Vice President, Solectron Corporation and President,
                                        Solectron Global Services, Inc., in both cases since March 1999;
                                        Chairman, May 1997 to February 1999, Chief Executive Officer,
                                        June 1996 to February 1999, President, Chief Operating Officer,
                                        September 1995 to May 1996, Director, Sequel, Inc.

Robert G. Paul            59 / 2000     President, Chief Executive Officer, Director, Allen Telecom Inc.

The board of directors recommends a vote FOR fixing the number of directors for the ensuing year at nine and the election of the above named nominees.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 1, 2001, by each of the current directors, an individual being nominated for director for the first time, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.


                                         Beneficial Ownership(1)
                                        ------------------------       Total
                                          Total        Percent         Stock
Name of Person or Group                 Shares(2)    of Class(3)    Interest(4)
-------------------------------------------------------------------------------

Leonard M. Baker                           28,465          *            28,465
Harry H. Birkenruth                       290,976        1.89          291,421
Walter E. Boomer                          121,774          *           129,244
Edward L. Diefenthal                       19,467          *            19,467
Gregory B. Howey                           28,020          *            31,984
Leonard R. Jaskol                          35,209          *            39,267
Bruce G. Kosa (5)                          75,380          *            75,380
Eileen S. Kraus (6)                             -          *                 -
William E. Mitchell                        24,808          *            24,808
Robert G. Paul                              7,113          *             7,113
Frank H. Roland                            10,619          *            12,077
Robert M. Soffer (5)                       87,335          *            87,335
Robert D. Wachob (5)                      241,582        1.58          241,582

All Directors and Executive Officers
 as a Group (14 persons)                1,074,710        6.72        1,092,105

<F1>  Where necessary, amounts have been adjusted to reflect the May 2000
      2-for-1 stock split.
<F2>  Represents the total number of currently owned shares and shares acquirable within 60 days of March 1, 2001 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/22,034; Birkenruth/263,686; Boomer/103,332; Diefenthal/17,382; Howey/19,762; Jaskol/22,302; Kosa/55,100;
      Mitchell/18,716; Paul/2,814; Roland/6,666; Soffer/59,546;
      Wachob/168,000 and the group of 14 individuals/828,538.
<F3>  Represents the percent of ownership of total outstanding shares of capital stock with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.
<F4>  Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers compensation programs.
<F5>  Messrs. Kosa, Soffer and Wachob own, respectively, 13,747, 14,848 and
      68,123 shares included above as to which investment and voting power is shared with spouses.
<F6>  Ms. Kraus is being nominated for director for the first time.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based solely upon filings by each such person with the Securities and Exchange Commission on Schedule 13G under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.


                                                    Shares
                                                 Beneficially    Percent of
Name and Address of Beneficial Owner                Owned           Class
---------------------------------------------------------------------------

Lord, Abbett & Co.                                1,933,521         12.7
90 Hudson Street
Jersey City, New Jersey 07302

Westport Asset Management, Inc. (1)               2,150,800         14.2
253 Riverside Avenue
Westport, Connecticut 06880

<F1>  Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 102,400 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 1,488,200 of the shares listed above, and has shared investment power with respect to 2,048,400 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

Board of Directors

MEETINGS; CERTAIN COMMITTEES

The Rogers board of directors held six meetings during 2000. The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. All directors attended more than 75 percent in the aggregate of the total number of meetings in 2000 of the board and the committees on which each such director served.

The Audit Committee held two formal meetings in 2000. The Audit Committee has functions that include making recommendations with respect to the selection of the independent auditors of Rogers, meeting with the independent auditors to review the scope, accuracy and results of the audit, and making inquiries as to the adequacy of Rogers accounting, financial and operating controls. Dr. Baker is the chairperson of the Audit Committee, with Messrs. Diefenthal and Paul as members. Each of these individuals is "independent", as defined in the New York Stock Exchange's listing standards. The Audit Committee Report is on the next page and its charter is attached to this proxy statement as Appendix A.

The Compensation and Organization Committee held four meetings in 2000. This committee has functions that include reviewing the salary system to ensure external competitiveness and internal consistency and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the President's compensation and approves or disapproves the President's recommendations with respect to the compensation of executive officers who report to the President. Mr. Jaskol is chairperson of the Compensation and Organization Committee, with Messrs. Diefenthal and Paul as members. This committee's compensation report begins on page 14.

The Nominating and Governance Committee held three meetings in 2000. This committee has functions that include reviewing the qualifications of candidates for director, nominating incumbent directors for reelection, evaluating the performance of the Chief Executive Officer and at least yearly, conducting a review of the performance of the board of directors. Mr. Mitchell is the chairperson of the Nominating and Governance Committee with Messrs. Birkenruth and Paul as members. The Nominating and Governance Committee will consider nominees recommended by stockholders if such recommendations for director are submitted in writing to the Clerk of Rogers.

DIRECTORS' COMPENSATION

For 2000, each director who was not an employee of Rogers earned an annual retainer of $17,000, plus $1,200 for each board meeting attended and $1,400 or $950 for each committee meeting attended, the amount varying by capacity as chairperson or as a member.

Under the 1998 Stock Incentive Plan, the retainer fee for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on its then fair market value. Stock options are also granted to non-employee directors twice a year. Each such semi-annual stock option grant is for 2,000 shares with an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.

Under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

Mr. Birkenruth, a former Rogers executive and a member of its board of directors, provided consulting services to Rogers in 2000. He received $18,754 of compensation for such services.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, Rogers independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Rogers including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Rogers internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Rogers internal controls, and the overall quality of Rogers financial reporting. The Audit Committee held two formal meetings during fiscal year 2000. Additionally, the Chairperson of the Audit Committee participated telephonically in quarterly closing conferences with the independent auditors and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has approved the selection of Ernst & Young LLP as Rogers independent auditors for fiscal year 2001.

Audit Committee:    Leonard M. Baker, Chairperson
                    Edward L. Diefenthal, Member
                    Robert G. Paul, Member

Executive Compensation

The tables, graph and narrative on pages 8 through 17 of this proxy statement set forth certain compensation information about Rogers Chief Executive Officer and its other four most highly compensated executive officers as of the last completed fiscal year.

SUMMARY COMPENSATION TABLE (1)


                                                                          Long-Term
                                                                         Compensation
                                            Annual Compensation             Awards
                                      -------------------------------    ------------
                                                              Other        Stock          All
                                                              Annual       Options       Other
Name and Principal                                            Compen-    (Number of     Compen-
Position                      Year    Salary      Bonus(2)    sation(3)    Shares)     sation(4)
----------------------------------------------------------------------------------------------

Walter E. Boomer              2000    $400,198    $442,462      $874       50,000       $30,547
President and Chief           1999     376,760     419,943       935       60,000        25,413
 Executive Officer            1998     362,500                   518       50,000        17,507

Robert D. Wachob              2000     239,078     215,801       543       50,500        10,742
Executive Vice President      1999     220,190     183,231       577       14,200         6,000
                              1998     216,951      38,655       313       21,800         9,347

Frank H. Roland (5)           2000     190,828     126,350       101        5,000        18,545
Vice President,               1999     181,746     121,055        52       10,000        16,151
 Finance and CFO              1998      50,483                   321       20,000

Bruce G. Kosa                 2000     154,272     104,090       159       23,300        11,122
Vice President, Technology    1999     145,852      96,836                  3,000         8,118
                              1998     144,930       7,527                  4,500         6,265

Robert M. Soffer              2000     143,468      92,142                 24,500        10,237
Vice President and            1999     133,660      79,948                  4,000         7,775
 Treasurer                    1998     132,964       6,167                  5,000         4,000

<F1>  Where necessary, amounts have been adjusted to reflect the May 2000
      2-for-1 stock split.
<F2>  For 2000 and 1999, amounts include bonuses earned pursuant to Rogers
      Annual Incentive Compensation Plan (the "Annual Incentive Plan") and the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Enhancement Plan"). A portion of the bonuses earned by Mr. Boomer pursuant to the Annual Incentive Plan were deferred by him and ultimately will be paid to him in shares of Rogers capital stock. The value of such deferrals, at the time of deferral, was $35,600 for 2000 and $191,269 for 1999. Such amounts are included above. For 1998, Mr. Wachob earned a bonus pursuant to the Annual Incentive Plan and the Enhancement Plan. Each other named executive who received a bonus in 1998 earned that bonus pursuant to the Enhancement Plan. The Enhancement Plan was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the bonus earned under the Annual Incentive Plan except as increased by an "earnings credit" for bonuses earned before 1996. Payments in capital stock are based on an average closing price of the capital stock. In addition, certain individuals received, over time, retroactive payments for bonuses earned for 1993, 1994 and 1995. The next paragraph describes the specific amounts earned under the Enhancement Plan by each of the Named Executive Officers.

      The amounts paid in 2001 under the Enhancement Plan with respect to bonuses earned for 2000 under the Annual Incentive Plan are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 1,034shares/$40,550; Mr. Wachob - 466 shares/$18,274; Mr. Roland -
      296 shares/$11,577; Mr. Kosa - 224 shares/$8,754 and Mr. Soffer - 199 shares/$7,799. The amounts paid in July of 2000 under the Enhancement Plan with respect to retroactive payments for the 1995 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 426 shares/$15,484; Mr. Kosa - 222 shares/$8,053 and Mr. Soffer - 183 shares/$6,626. The amounts paid in February of 2000 under the Enhancement Plan with respect to bonuses earned for 1999 under the Annual Incentive Plan are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 1,906 shares/$38,254; Mr. Wachob - 762 shares/$15,271; Mr. Roland - 550 shares/$11,026; Mr. Kosa - 412 shares/$8,258 and Mr. Soffer - 338 shares/$6,757. The bonus earned by Mr. Wachob for 1998 pursuant to the Annual Incentive Plan is included in his bonus line item for 1998, but the related Enhancement Plan payment is included in his 1999 bonus line since the Enhancement Plan award was made after the 1999 proxy statement was published. The related number of shares and dollar amount are: 170 and $2,417. The amounts paid in July of 1999 under the Enhancement Plan with respect to retroactive payments for the 1994 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 858 shares/$12,679; Mr. Kosa - 406 shares/$5,978 and Mr. Soffer - 378 shares/$5,575. The amounts paid in July of 1998 under the Enhancement Plan with respect to retroactive payments for the 1993 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 916 shares/$14,961; Mr. Kosa - 476 shares/$7,766 and Mr. Soffer - 390 shares/$6,354. The valuations in the table are, however, based upon the closing price of the capital stock on February 20, 2001 ($35.75) in the case of payments made for 2000, on July 7, 2000 ($38.50) in the case of retroactive payments made for 1995, on February 2, 2000 ($19.625) in the case of payments made for 1999, on July 6, 1999 ($15.1875) in the case of retroactive payments made for 1994, on April 26, 1999 ($14.9375) in the case of the payment made for 1998 and on July 6, 1998 ($15.8125) in the case of retroactive payments made for 1993. If an employee disposes of any shares of capital stock received under the Enhancement Plan, then the employee may not be entitled to any future awards under the Enhancement Plan.
<F3>  Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the individual. All amounts shown reflect the reimbursement of taxes on non-qualified defined benefit pension plan accruals.
<F4>  Amounts shown for 2000 include: (i) Rogers matching contributions to the Rogers Employee Savings and Investment Plan, a 401(k) plan - Messrs. Boomer, Wachob, Roland, Kosa and Soffer each received $4,250,
      (ii) matching contributions under Rogers non-qualified deferred compensation plan for Messrs. Boomer, Wachob, Roland, Kosa and Soffer of $16,611; $6,492; $4,000; $2,367 and $1,708, respectively, (iii)
      Rogers payment of life insurance premiums for Messrs. Boomer, Roland, Kosa and Soffer of $9,686; $6,406; $4,305 and $4,279, respectively,
      (iv) a patent award for Mr. Kosa of $200 and (v) relocation expenses for Mr. Roland of $3,889. Amounts for 1999 and 1998 include similar matching contributions by Rogers for deferrals made under the 401(k) plan and the non-qualified deferral plan. For Messrs. Boomer and Roland, the 1999 amounts shown also include $5,850 and $5,000, respectively, for relocation expenses. For Mr. Boomer, the 1998 amount shown also includes $5,811 for relocation expenses.
<F5>  Mr. Roland joined Rogers on September 21, 1998.

OPTION GRANTS IN LAST FISCAL YEAR


                                    Individual Grants (1)                    Potential Realizable
                   -----------------------------------------------------       Value at Assumed
                                  % of Total                                 Annual Rates of Stock
                    Number of       Options      Exercise                      Price Appreciation
                   Securities     Granted to       Price                      For Option Terms (4)
                   Underlying      Employees        Per       Expiration   ------------------------
Name               Options (2)   in Fiscal Yr.   Share (3)       Date          5%           10%
---------------------------------------------------------------------------------------------------

Walter E. Boomer     50,000         12.5%         $34.25       10/18/10    $1,076,982    $2,729,284

Robert D. Wachob      6,000          1.5%          18.33         1/6/05        30,385        67,144
                     14,000          3.5%          20.02        1/20/05        77,436       171,114
                     28,000          7.0%          34.69         9/5/05       268,358       593,001
                      2,500          0.6%          34.25       10/18/10        53,849       136,464

Frank H. Roland       3,334          0.8%          34.25       10/18/10        71,813       181,989
                      1,666          0.4%          34.25       10/18/10        35,885        90,940

Bruce G. Kosa         1,280          0.3%          18.33         1/6/05         6,482        14,324
                        720          0.2%          18.33         1/6/05         3,646         8,057
                        582          0.1%          33.74         5/2/05         5,425        11,988
                      9,418          2.4%          33.74         5/2/05        87,792       193,998
                      1,800          0.5%          32.47        5/22/05        16,148        35,682
                      7,000          1.8%          34.97         9/1/05        67,631       149,447
                      2,500          0.6%          34.25       10/18/10        53,849       136,464

Robert M. Soffer        669          0.2%          38.22        7/21/05         7,064        15,610
                        331          0.1%          38.22        7/21/05         3,495         7,723
                        500          0.1%          35.00         8/1/05         4,835        10,684
                        500          0.1%          35.00         8/1/05         4,835        10,684
                      5,000          1.3%          35.56         8/2/05        49,123       108,549
                      5,800          1.5%          35.56         8/8/05        56,983       125,916
                      2,000          0.5%          34.69         9/5/05        19,168        42,357
                      3,200          0.8%          35.78         9/6/05        31,633        69,901
                      4,000          1.0%          35.78       10/19/05        39,541        87,376
                      2,500          0.6%          34.25       10/18/10        53,849       136,464

<F1>  Where necessary, amounts have been adjusted to reflect the May 2000
      2-for-1 stock split.
<F2>  Mr. Boomer's stock option grant becomes exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. One half of each of Mr. Wachob's stock option grants for 6,000 shares, 14,000 shares and 28,000 shares became exercisable one month after the respective grant dates and the other halves became exercisable on 1/2/01. Mr. Wachob's stock option grant for 2,500 shares becomes exercisable as follows: 291 shares on the second anniversary of the grant date; 1,375 shares on the third anniversary of the grant date; and 834 shares on the fourth anniversary of the grant date. Mr. Roland's stock option grant for 3,334 shares becomes exercisable in one-half increments on the third anniversary of the grant date and the fourth anniversary of the grant date. Mr. Roland's stock option grant for 1,666 shares becomes exercisable on the second anniversary of the grant date. One half of each of Mr. Kosa's stock option grants for 1,280 shares and 720 shares became exercisable one month after the respective grant dates and the other halves became exercisable on 1/2/01. Mr. Kosa's stock option grant for 582 shares became exercisable on 1/2/01, while 5,000 shares of his stock option grant for 9,418 shares became exercisable on 6/2/00 and the remainder on 1/2/01. One half of each of Mr. Kosa's stock option grants for 1,800 shares and 7,000 shares became exercisable one month after the respective grant dates and the other halves became exercisable on 1/2/01. Mr. Kosa's stock option grant for 2,500 shares becomes exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. Mr. Soffer's stock option grant for 669 shares became exercisable as follows: 169 shares one month after the grant date and 500 shares on 1/2/01. Mr. Soffer's stock option grant for 331 shares became exercisable one month after the grant date. Mr. Soffer's stock option grant for 500 shares became exercisable on 1/2/01 while his second stock option grant for 500 shares became exercisable one month after the grant date. One half of each of Mr. Soffer's stock option grants for 5,000 shares, 5,800 shares, 2,000 shares, 3,200 shares and 4,000 shares became exercisable one month after the respective grant dates and the other halves became exercisable on 1/2/01. Mr. Soffer's stock option grant for 2,500 shares becomes exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. Stock option grants made on the same day for the same individual were essentially one grant, but are shown separately since a portion of the total amount was an incentive stock option and a portion was a non-qualified stock option. If combined, the related vesting schedules would, in general, follow Rogers more traditional patterns. Messrs. Wachob, Kosa and Soffer received some of their stock option grants pursuant to the Rogers stock option reload program and under certain circumstances Messrs. Kosa and Soffer may each receive additional stock option reload grants in 2001. The exercise schedules may change in the event of death, retirement or a change in control of Rogers, in which case the stock options become immediately exercisable in full. All stock options may expire earlier than the date listed due to termination of employment, death, or retirement.
<F3>  The exercise price of all of these stock options was based on the fair market value of a share of Rogers capital stock as of the grant date.
<F4>  Potential realizable value is based on an assumption that the Rogers stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the stock option term. THE HYPOTHETICAL FUTURE VALUES REFLECTED IN THIS TABLE REPRESENT ASSUMED RATES OF APPRECIATION ONLY. THESE RATES ARE SET BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES AND STOCK HOLDINGS ARE DEPENDENT ON MANY FACTORS, INCLUDING BUT NOT LIMITED TO, THE FUTURE PERFORMANCE OF ROGERS STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE AMOUNTS REFLECTED IN THIS TABLE WILL BE ACHIEVED.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES (1)


                                                                                     Value of Unexercised
                   Number of                             Number of                       In-The-Money
                    Shares                           Unexercised Options                  Options at
                   Acquired                          at Fiscal Year-End              Fiscal Year-End (3)
                      Upon         Value        ----------------------------    ----------------------------
Name                Exercise    Realized (2)    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------

Walter E. Boomer                $                  83,332         176,668        $2,063,043     $3,437,507
Robert D. Wachob     48,000      1,162,418        143,300          52,200         3,587,752        958,104
Frank H. Roland                                     6,666          28,334           193,731        644,707
Bruce G. Kosa        26,600        715,563         48,100          18,900         1,129,438        248,309
Robert M. Soffer     30,120        881,279         51,546          18,834         1,271,230        203,603

<F1>  Where necessary, amounts have been adjusted to reflect the May 2000
      2-for-1 stock split.
<F2>  Defined as the difference between the fair market value of the capital stock and the exercise price of the stock option at time of exercise.
<F3>  Defined as the difference between the closing price of the capital stock at fiscal year-end and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65, the normal retirement age at various compensation levels and years of service pursuant to Rogers non-contributory defined benefit pension plans for domestic salaried employees.

Annual Pension Benefits (1) (2)


                                                    Years of Service
Final Average   ------------------------------------------------------------------------------------------
Earnings (3)    5 years    10 years   15 years    20 years    25 years    30 years    35 years    40 years
----------------------------------------------------------------------------------------------------------

$125,000        $ 9,920    $19,840    $ 29,770    $ 39,690    $ 49,610    $ 59,530    $ 62,510    $ 65,490
 150,000         12,210     24,430      36,640      48,860      61,070      73,280      76,950      80,610
 175,000         14,510     29,010      43,520      58,020      72,530      87,030      91,390      95,740
 200,000         16,800     33,590      50,390      67,190      83,990     100,780     105,820     110,860
 225,000         19,090     38,180      57,270      76,360      95,450     114,530     120,260     125,990
 250,000         21,380     42,760      64,140      85,520     106,900     128,280     134,700     141,110
 275,000         23,670     47,340      71,020      94,690     118,360     142,030     149,140     156,240
 300,000         25,960     51,930      77,890     103,860     129,820     155,780     163,570     171,360
 325,000         28,260     56,510      84,770     113,020     141,280     169,530     178,010     186,490
 350,000         30,550     61,090      91,640     122,190     152,740     183,280     192,450     201,610
 375,000         32,840     65,680      98,520     131,360     164,200     197,030     206,890     216,740
 400,000         35,130     70,260     105,390     140,520     175,650     210,780     221,320     231,860
 425,000         37,420     74,840     112,270     149,690     187,110     224,530     235,760     246,990

<F1>  Benefits are calculated on a straight life annuity basis and such amounts are reduced by offsets for estimated applicable Social Security benefits.
<F2>  Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. Rogers has adopted a non-qualified retirement plan for the payment of amounts to all plan participants who may be affected by such limitations. In general, the total pension benefit due an individual will be actuarially equivalent to the amount calculated under Rogers qualified pension plan as if such federal benefit limitations did not exist. Accordingly, the benefits shown have not been reduced by such limitations.
<F3>  Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary. The five-year average earnings for such individuals, other than Messrs. Boomer and Roland, and their estimated years of credited service are: Mr. Wachob, $209,227 and 18 years; Mr. Kosa, $138,549 and 38 years and Mr. Soffer, $128,263 and 22 years. In the case of Mr. Boomer, earnings for calculating his pension would currently be based on a salary of $367,634 and four years of service, and in the case of Mr. Roland, earnings for calculating his pension would currently be based on a salary of $188,357 and three years of service.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Rogers Corporation Board of Directors (the "Committee"). This Committee report describes the components of Rogers executive officer compensation programs for 2000 and the basis on which compensation determinations were made with respect to the executive officers of Rogers.

Compensation and Organization Committee Interlocks and Insider
Participation
Rogers executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee members are: Leonard R. Jaskol (Chairperson of the Committee), Edward L. Diefenthal, and Robert G. Paul.

Philosophy
The executive compensation philosophy is to align such compensation with the long-term success of Rogers and increases in stockholder value, and to attract, retain, and reward executive officers whose contributions are critical to the long-term success of Rogers. The guiding principles for compensation decisions are to:

* Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing companies from a wide range of industries to enable Rogers to attract and retain executives. Key elements of the executive compensation program are base salary and the possibility of a bonus under the Annual Incentive Compensation Plan.

* Integrate compensation with the achievement of annual objectives and long-term goals.

* Reward officers for above average corporate performance, and individual initiative and achievement.

* Create long-term incentives that are consistent with the interests of stockholders, primarily through stock option grants.

Base Salaries
The Committee reviews salaries for positions with similar responsibilities in the marketplace from a broad spectrum of manufacturing companies in a wide range of industries through published national executive compensation survey data.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by Rogers and the business units or functions for which the executive officer is responsible, the overall performance of the executive officer, and any changes in the executive officer's responsibilities. None of these factors are assigned a specific weighted value. The Committee allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The Committee is responsible for approving recommendations for salary increases made by the President for the executive officers that report to him.

Annual Bonuses
The Annual Incentive Compensation Plan has target bonuses of 50% of base salary for the President, and between 20% and 40% for the other executive officers, including the other Named Executive Officers. Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of Rogers (Net Income Per Share) and each division (Division Profit) versus the annual objectives. In general, the broader the responsibility of the executive, the larger the portion of his or her award which is based upon corporate, rather than divisional results; the corporate portion is 100% for the Named Executive Officers. For fiscal 2000, corporate performance exceeded targeted levels and, as a result, all of the Named Executive Officers received bonuses.

In 1997, Rogers conducted a number of studies and concluded that its retirement benefit for senior executives was not competitive. Therefore, the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation was established to supplement the retirement benefits of such individuals. Enhancement payments are made in capital stock of Rogers and are equal to 10% of the bonuses described in the preceding paragraph.

Stock Options
Each year, the Committee considers awards of stock options to key personnel. Stock options are Rogers primary long-term incentive vehicle. Until recently, all senior management personnel, including executive officers, have been granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. The Committee does not assign specific weights to these criteria. In recent years, executive officers with more than five years of service with Rogers received very few regular stock option grants. This was not due to the performance of such individuals, but instead has been strictly due to an overall limitation imposed by the Committee on the number of stock options that should be outstanding at any one time. Such individuals could, however, participate in a stock option reload program if the individual owned a certain amount of Rogers capital stock. Options generally have an exercise price equal to at least the fair market value of the Rogers capital stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, while grants made pursuant to the reload program vest and expire over shorter periods of time. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

In fiscal 2000, stock options for a total of 399,130 shares were granted to employees, of which 153,300 shares were granted to the Named Executive Officers and 27,000 shares were granted to all other executive officers.

Stock Ownership
In 1998, Rogers established stock ownership guidelines for senior executives. Such guidelines state that senior executives are expected to own one times their annual salary in Rogers stock after approximately six years in a senior executive position, and two times their annual salary in Rogers stock by the tenth year. To encourage stock ownership, Rogers previously adopted the aforementioned stock compensation programs and in 1999 the board of directors approved a new non-qualified deferred compensation plan. This program allows participants to defer compensation and, ultimately, receive Rogers stock instead of cash.

Chief Executive Officer Compensation
In January of 2000, the Committee approved a salary increase of $22,493 (5.9%) for Mr. Boomer. National survey data from a broad spectrum of manufacturing companies from a wide range of industries was considered, but the decision was weighted heavily by his previous salary level and his continued contributions to Rogers success. He also received a stock option for 50,000 shares of Rogers capital stock exercisable at $34.25 per share, the fair market value of such stock as of the grant date. This grant was based on the aforementioned stock option criteria. Mr. Boomer is a participant in Rogers Annual Incentive Compensation Plan and for 2000 received a bonus equal to 101.3% of his annualized base salary pursuant to this plan.

Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement and who are employed on the last day of Rogers taxable year to $1 million, unless certain requirements are met. The Committee has considered the impact of this tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 2001 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:    Leonard R. Jaskol, Chairperson
                                            Edward L. Diefenthal, Member
                                            Robert G. Paul, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Rogers capital stock over the past five fiscal years with the cumulative total return on the Standard & Poor's Industrials Index (S&P Industrials) and the J P Morgan H&Q Technology Stock Index (J P Morgan H&Q Technology), formerly called the Chase H&Q Total Return Technology Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1995 and the reinvestment of dividends as of the end of Rogers fiscal years.

Comparison of Five-Year Cumulative Total Return


Fiscal Year Ends           12/31/95    12/29/96    12/28/97    1/3/99    1/2/00    12/31/00
-------------------------------------------------------------------------------------------

ROGERS CORPORATION           $100        $124       $173        $137      $176       $378
S&P INDUSTRIALS               100         126        156         215       271        227
J P MORGAN H&Q TECHNOLOGY     100         126        139         227       506        327

Termination of Employment and Change of Control Arrangements

Rogers severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by Rogers, except in the case of the executive officers of Rogers as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. The right of executive officers to make such an election may be cancelled by Rogers on three years notice. Messrs. Wachob and Soffer each would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991. In the case of Mr. Boomer, if employment is terminated by Rogers, other than for cause, severance pay will equal one year of annual base salary including all employee benefits.

The board of directors determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers executive officers to their duties to Rogers and its stockholders. Toward that purpose, Rogers has agreements with all current elected officers of Rogers, including the Named Executive Officers, which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, then, provided the executive enters into a two-year non-competition agreement with Rogers, the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

PROPOSAL 2: APPROVAL OF THE ROGERS CORPORATION GLOBAL STOCK
OWNERSHIP PLAN FOR EMPLOYEES

On February 15, 2001, the Board of Directors adopted the Rogers Corporation Global Stock Ownership Plan For Employees (the "Plan"). If stockholders approve, the Plan will authorize the issuance and the purchase by employees of up to 500,000 shares of Rogers capital stock through payroll deductions. Under the Plan, eligible employees of Rogers and its designated subsidiaries throughout the world may authorize payroll deductions which will be used to enable the employees to exercise options (each an "Option") to purchase shares of capital stock of Rogers. The principal purposes of the Plan are to attract and retain key personnel and to encourage the employees of Rogers and its designated subsidiaries to become owners of Rogers stock. The Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

The full text of the Plan is set forth in Appendix B to this proxy statement. The following description of the Plan is qualified in its entirety by reference to its full text.

Eligibility
Generally, all employees of Rogers Corporation and certain of its subsidiaries that are designated by the Compensation and Organization Committee of the Board of Directors are eligible to participate in the Plan, unless after the grant of an Option any such employee would be treated as owning 5% or more of the voting power or value of the stock of Rogers or any subsidiary. Rogers also may impose other eligibility requirements consistent with Section 423(b) of the Code. We refer to employees of Rogers and of its designated subsidiaries who are eligible to participate as "Eligible Employees".

In certain international locations, local tax or exchange control regulations may make certain features of the Plan impracticable. Due to these factors, the Plan authorizes the grant of Options and issuance of capital stock to employees of non-U.S. designated subsidiaries through the implementation of special rules or procedures or through participation in sub-plans, which are not designed to qualify under Section 423 of the Code, in order to achieve desired tax or other objectives in locations outside the United States. The number of worldwide employees currently employed by Rogers and all of its subsidiaries and who are therefore potentially eligible to participate in the Plan is approximately 1,425 persons.

Participation
An Eligible Employee may elect to become a participant (a "Participant") in the Plan by delivering to Rogers, at least 10 days prior to the beginning of any offering period, a form authorizing Rogers to make payroll deductions to be used to purchase shares of capital stock through the exercise of the Options at the end of that offering period. An employee may authorize Rogers to deduct under the Plan an amount not less than $10 nor more than $480 for each week of the Participant's applicable pay period.

Administration
The Plan will be administered by an Administrator who will be appointed by the Compensation and Organization Committee. The Administrator may establish rules for the administration of the Plan, interpret the Plan and supervise its administration, make determinations about Plan entitlements, implement special rules and procedures for non-U.S. designated subsidiaries and take other actions consistent with the delegation of authority in the Plan and from the Compensation and Organization Committee. The Administrator currently is a committee of three Rogers senior managers.

Terms of Options
Consecutive non-overlapping six-month offering periods will begin as soon as administratively feasible after approval of the Plan by stockholders. The Administrator may change the length of the offering periods but the offering period may not exceed 27 months. Each Participant will be granted an Option on the first day of the offering period, and the Option will be exercised if the Eligible Employee continues to be a Participant on the last day of the offering period. For each offering period, the number of shares of capital stock covered by an Option is that number of shares having a fair market value of no more than $12,500.00 on the first day of the offering period (assuming a 6-month offering period). The number of shares subject to an Option depends on the grant date fair market value and the length of the offering period. Subject to change by the Compensation and Organization Committee, the exercise price of an Option is 85% of the fair market value of the capital stock: (i) on the grant date or (ii) at the time at which the Option is deemed exercised, whichever is less. The closing price of a share of Rogers capital stock on March 12, 2001, was $34.95.

The Options are nontransferable, except in the case of death of the Participant. If a Participant ceases to be employed by Rogers or a designated subsidiary for any reason, his or her Option will be canceled and any of his or her payroll deductions for the current offering period will be refunded. A Participant may elect to discontinue participation at any time prior to the end of an offering period and his or her payroll deductions for the offering period will be refunded.

Shares Subject to the Plan
Upon stockholder approval, 500,000 shares of Rogers capital stock will be reserved for issuance under the Plan, subject to adjustment for stock splits and similar events. Rogers will use the proceeds from Option exercises under the Plan for general corporate purposes. Shares issued under the Plan may be authorized but unissued shares or shares that have been reacquired by Rogers and held in its treasury.

Transferability of Shares
The shares of capital stock acquired under the Plan may not be disposed of by the Participant for three months following the date they are acquired, except in the event of the death of the Participant. The Administrator may change this holding period prospectively so long as it is not less than one nor more than 12 months in length. The Compensation and Organization Committee has the authority to adjust further or to eliminate the holding period altogether.

Amendment and Termination
The Plan shall remain in full force and effect until suspended, discontinued or terminated by the Board of Directors. The Compensation and Organization Committee may at any time amend or revise the Plan for any purpose which may be permitted by law, provided that no amendment that is not adopted by the Board of Directors and approved by the stockholders shall be effective if it would cause the Plan to lose its status as an employee stock purchase plan under Section 423 of the Code. No amendment of the Plan may adversely affect the rights of any Participant with respect to any Option previously granted to that Participant without that Participant's consent.

Effective Date of the Plan
The Plan will become effective on April 26, 2001, if approved by the stockholders at the Annual Meeting.

United States Income Tax Considerations
United States Federal income tax is not imposed upon a Participant in the year an Option is granted or the year the shares are purchased pursuant to the exercise of the Option granted under the Plan. U.S. Federal income tax generally is imposed upon a Participant when he or she sells or otherwise disposes of the shares acquired pursuant to the Plan. If a Participant sells or disposes of the shares more than two years from the grant date and more than one year from the exercise date, then U.S. Federal income tax assessed at ordinary income rates will be imposed upon the amount, if any, by which the fair market value of the shares on the date of the option grant or the date of disposition, whichever is less, exceeds the amount paid for the shares. In addition, the difference between the amount received by the Participant at the time of sale and the Participant's tax basis in the shares (the amount paid on exercise of the Option plus any amount recognized as ordinary income) will be recognized as a capital gain or loss. Rogers will not be entitled to a deduction under these circumstances for U.S. Federal income tax purposes. If the Participant sells or disposes of the shares sooner than either two years from the grant date or one year from the exercise date, then the excess, if any, of the fair market value on the last day of the offering period over the amount paid for the shares will be taxed as ordinary income, and Rogers will be entitled to a deduction equal to that amount. In addition, the difference between the amount realized on the disposition and the Participant's tax basis in the shares (the amount paid on exercise of the Option plus the ordinary income, if any, recognized as a result of the disposition) should be reported as a capital gain or loss.

Recommendation
The Board of Directors believes that adoption of the Plan and the reservation of shares thereunder is important to allow Rogers and its designated subsidiaries to attract and retain employees throughout the world and to continue to offer them the opportunity to participate in the ownership and growth of Rogers. For these reasons, the Board of Directors believes the Plan serves the best interests of Rogers and its stockholders and recommends a vote FOR the approval of the Plan.

It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the Plan, unless instructed to the contrary. The Plan will not take effect unless it is approved by the affirmative vote of the holders of a majority of the shares of capital stock voting on the proposal.

Audit Matters

We expect representatives of Ernst & Young LLP, Rogers independent auditors selected as the independent auditors for the fiscal years ending December 31, 2000, and December 30, 2001, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Audit Fees: Ernst & Young LLP fees for the 2000 annual audit were $183,000.

Financial Information and System Design and Implementation Fees: No Ernst & Young LLP fees were billed for financial information design and implementation services rendered during 2000.

All Other Fees: Ernst & Young LLP fees for all other services rendered during 2000 were $381,000, including audit related services of $250,000 and non-audit related services of $131,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations and internal audit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more that 10% of Rogers capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish Rogers with copies of all Forms 3, 4 and 5 they file.

Based solely on Rogers review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, Rogers believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 31, 2000, except as described immediately below. Due to an error on the part of Rogers, Walter E. Boomer, President and CEO, filed a Form 5 one month late with respect to 562 phantom stock units that were credited to his deferral account during 2000. Bruce G. Kosa, Vice President, Technology, filed a late Form 4 with respect to the sale of 2,000 shares of Rogers capital stock. The report was due on August 10, 2000 but, because of an oversight, was filed a month late. In addition, Mr. Kosa inadvertently filed a late Form 4 with respect to the sale of 500 shares of Rogers capital stock. The filing was due on March 10, 2000, but was not filed until September 6, 2000.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by Rogers on or before November 22, 2001, for inclusion in Rogers proxy statement and form of proxy. Proposals of stockholders received after February 5, 2002, will not be considered timely and may not be presented at the 2002 Annual Meeting of Stockholders.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses.

                                 Appendix A

                             Rogers Corporation
                           Audit Committee Charter
     As originally approved by the Board of Directors on April 18, 2000

I.    General Statement of Purpose

      The Audit Committee of the Board of Directors (the "Audit Committee") of Rogers Corporation (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of: (i) management's and the external independent auditors' participation in the Company's financial reporting process and (ii) the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor. In discharging its objectives, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain counsel, or other experts for this purpose.

II.   Audit Committee Composition

      The membership of the Audit Committee shall consist of at least three members and shall consist solely of outside independent directors. The term "independent director" will be defined in accordance with the rules of the New York Stock Exchange. At a minimum, this will require directors who are independent of management and the Company, are financially literate, or who will become financially literate within a reasonable period of time after appointment to the Audit Committee, and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as committee members. At least one member shall have accounting or related financial management expertise. The Board shall designate one member of the Audit Committee to be Chairperson of the Audit Committee.

III.  Meetings

      The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine. The Audit Committee will record the actions taken at such meetings and will report to the full Board with respect to its meetings. A majority of the members of the committee shall constitute a quorum. In the absence of the Chairperson of the Audit Committee, the members may appoint any other member to preside.

IV.   Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

V.    Audit Committee Principal Processes

      The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

      A.    Review of Charter and Proxy Statement Report

            The Audit Committee shall review and assess the adequacy of this Charter annually and submit it to the Board for approval. Pursuant to the rules of the Securities and Exchange
            Commission, the Audit Committee will also prepare a report to be included in the annual proxy statement.

      B. Matters Relating to Selection, Independence and Performance of Independent Auditor

            The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board the selection of the Company's independent auditors.

      C.    Audited Financial Statements and Related Audits

            The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. Also, the Audit Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage major business risks, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the internal auditors and the independent auditors, with or without management present, to discuss the results of their examinations.

            The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-
            K), including their judgement about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to them by the independent auditors under generally accepted auditing standards.

      D.    Interim Financial Statements

            If required, the Audit Committee shall review and discuss with management and the independent auditors the Company's quarterly financial statements. Such review shall include discussions by the Chairperson of the Audit Committee or the Audit Committee with the independent auditors of such issues as may be brought to the Chairperson's or Audit Committee's attention by the independent auditors pursuant to generally accepted auditing standards.

VI.   General

      The Audit Committee shall perform such other oversight functions as may be requested by the Board.

      Not withstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditors' audit responsibilities, the independent auditors. It is also not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure compliance with laws, regulations or Company policies.


                                 Appendix B

                             Rogers Corporation
                  Global Stock Ownership Plan For Employees

The purpose of the Rogers Corporation Global Stock Ownership Plan For Employees (the "Plan") is to provide eligible employees of Rogers Corporation, a Massachusetts corporation (the "Company"), and certain of its subsidiaries with opportunities to purchase shares of the Company's capital stock, par value $1.00 per share (the "Common Stock"). A total of five hundred thousand (500,000) shares of Common Stock in the aggregate have been reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

1.    Definitions.
      The term "Board" means the Board of Directors of the Company.

      The term "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, overtime, commissions, and incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

      The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Committee (as defined below) to participate in the Plan. The Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

      The term "Fair Market Value of the Common Stock" on any given date means the closing price of the Common Stock as reported in The Wall Street Journal for such date or, in the absence of such price, the most recent preceding date; in the event that there is no such reported price, then as determined in good faith by the Administrator (as defined below).

      The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

      The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

2. Administration. The Plan will be administered by the person or persons (the "Administrator") appointed by the Compensation and Organization Committee of the Board of Directors of the Company or such successor or other committee selected by the Board (the "Committee") for such purpose. Except for those powers specifically reserved herein for the Committee or the Board, the Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee or any individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

      To the extent that the Administrator or the Committee is unable or unwilling to exercise any right or make any determination hereunder, such right or such determination shall be exercised by the Committee for the Administrator or by the Board for the Committee or for the Administrator.

3. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). The initial Offering will begin as soon as administratively feasible following approval of the Plan by the Company's stockholders. Each offering period shall begin on the first day of a month and shall be six months in length. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed twenty-seven months in duration or overlap with any other Offering.

4. Eligibility. All employees of the Company (including employees who are also members of the Board) and all employees of each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that they are employed as of the first day of the applicable Offering (the "Offering Date").

5. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to the appropriate payroll location at least ten (10) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form will
      (a) state the amount of the employee's Compensation to be deducted per pay period, (b) authorize the purchase of Common Stock for him or her in each Offering in accordance with the terms of the Plan,
      (c) specify the exact name or names in which shares of Common Stock purchased for him or her are to be issued or held pursuant to
      Section 11 and, (d) reflect such obligations of the employee (for example, information about disposition of shares within two years of the Offering Date) and such other information as the Administrator deems necessary from time to time. An employee who does not enroll in accordance with these procedures will not be permitted to participate in such Offering. Enrolled employees will continue to participate in future Offerings and at the same rate of payroll deduction unless they, (a) file a new enrollment form, (b) withdraw from the Plan, or
      (c) otherwise become ineligible to participate.

6. Employee Contributions. Each eligible employee may authorize payroll deductions to be made each pay period, in increments of five dollars ($5.00), in an amount that may not be less than $500.00 divided by the number of pay periods in the year for the employee nor more than $25,000.00 divided by the number of pay periods in the year for the employee. Book accounts will be maintained that show the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions. Contributions to the Plan may only be made through payroll deductions.

7. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 6) by filing a new enrollment form at least ten (10) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his or her payroll deduction during an Offering.

8. Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to the appropriate payroll location. The employee's withdrawal will be effective as of the first business day following receipt of the written notice by the Company. Following an employee's withdrawal, the Company will promptly refund his or her entire cash account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 5 as long as he or she is then otherwise eligible to participate.

9. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price as hereinafter provided, (a) a number of shares of Common Stock, that number shall not exceed the number of whole shares which is less than or equal to $25,000.00 multiplied by the number of months in the Offering divided by 12 and divided by the Fair Market Value of the Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering. The Committee shall from time to time establish the purchase price for each share purchased under each Option (the "Option Price"); which Option Price shall be not less than 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. At any time that the Committee shall establish an Option Price (expressed as a percentage of the Fair Market Value of the Common Stock and subject to the 85% limitation in the immediately preceding sentence), such Option Price shall become effective only as to subsequent Offerings and shall remain effective until changed by the Committee.

      Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option is granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee in the Company, its Parent, or any Subsidiary, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parent and Subsidiaries, to accrue at a rate which exceeds $25,000.00 of the fair market value of such stock (determined on the Offering Date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

10. Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, but no more than the number determined pursuant to Section 9(a) or 9(b) above, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering unless the Administrator determines that such moneys will be returned to the employee; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.

11. Issuance of Shares. Subject to the approval of the Administrator, shares of Common Stock purchased under the Plan may be issued in the form of certificates or held in a brokerage, or other account (or accounts), in any case only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker, bank or similar entity authorized by the employee to be the employee's, or their, nominee for such purpose.

12. Restriction on Sale of Shares. For three months after the Exercise Date, or, if sooner, upon the death of the employee (the "Holding Period"), Common Stock acquired at such Exercise Date shall not be assigned, transferred, pledged or otherwise disposed of, except by will or by the laws of descent and distribution. From time to time, the Administrator may adjust the Holding Period so long as such Holding Period is not less than one month (except in the case of death) nor more than twelve months in length, any such adjustment shall be effective only as to Offerings that begin following the date of such adjustment. Notwithstanding the foregoing, the Committee may reduce or eliminate any Holding Period at any time. Following such Holding Period, Common Stock may be sold or otherwise transferred without restriction except for restrictions generally imposed by applicable law.

13. Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee after the current payroll period and the balance in the employee's account will be paid to him or her (or, in the case of death, to a designated beneficiary, or in the absence thereof, to his or her estate) as if he or she had withdrawn from the Plan under Section 8. An employee who is participating in the Plan, or who is eligible to participate, also will be deemed to have terminated employment, for purposes of eligibility to participate in the Plan: (a) if his or her employer ceases to be a Designated Subsidiary or, (b) if he or she is transferred to a new employer that is not the Company or a Designated Subsidiary. An employee is not deemed to have terminated employment if such employee has transferred between the Company and any Designated Subsidiary, or vice versa.

14. Special Rules. The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements outside of the United States.

      The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. Any such sub-plan shall apply only to employees who are not located in the United States or its possessions. The provisions of such sub-plans may take precedence over other provisions of this Plan, with the exception of the first paragraph of this Plan, but, unless otherwise superseded by the specific provisions of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

15. No Employment Rights; Optionees Not Stockholders. Neither the establishment or continuation of the Plan (or a sub-plan), nor the grant of an Option, shall be deemed to give any employee the right to be retained in the employ of the Company or any Subsidiary, or any successor to either, or to interfere with, or restrict in any way, the right of the Company or Subsidiary or any successor to discharge the employee at any time.

      Neither the granting of an Option to an employee nor the deductions from the employee's pay shall constitute such employee as a holder of the shares of Common Stock covered by an Option under the Plan (or a sub-plan) until such shares have been purchased and issued.

16. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

17. Application of Funds. Except as otherwise specifically provided herein, all funds received or held by the Company (or the applicable Designated Subsidiary) under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

18. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

19. Amendment of the Plan. The Committee may at any time, and from time to time, amend the Plan in any respect, except that no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code without the approval of the Board and, within 12 months of such Board action, by the stockholders.

20. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

21. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

22. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

      The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by federal law.

23. Issuance of Shares. Shares may be issued upon exercise of an Option from all or any of the following sources: from treasury shares, from shares reacquired by the Company from time to time, or from authorized but unissued shares.

24. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Designated Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

25. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Offering Date pursuant to which such shares were purchased.

26. Effective Date and Approval of Stockholders. The Plan shall become effective on the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.


[LOGO] ROGERS

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogers-corp.com


                               REVOCABLE PROXY
                             ROGERS CORPORATION (RESIP)
                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 26, 2001

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

      The undersigned hereby appoints FRANK H. ROLAND and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 26, 2001 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1. FIXING THE BOARD OF DIRECTORS AT NINE AND ELECTING DIRECTORS. To fix the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

        [ ] For      [ ] Withhold      [ ] For All Except

Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------
2. PROPOSAL to approve the Rogers Corporation Global Stock Ownership Plan For Employees.

        [ ] For      [ ] Againt      [ ] Abstain

      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

 Please be sure to date and sign    --------------------------
  this Proxy in the box blow.       Date                      |
 -------------------------------------------------------------|
|                                                             |
|                                                             |
|---Stockholder sign above----Co-holder (if any) sign above---|

                             ROGERS CORPORATION

      This proxy is evidence of your ownership of Rogers Corporaion Capital Stock through the Rogers Employee Savings and Investment Plan (RESIP) held by the Trustee, CG Trust.

      As a stockholder, you are entitled to vote at this year's Annual Meeting of Stockholders and are encouraged to do so by signing and returning this proxy card as soon as possible.

                             PLEASE ACT PROMPTLY
                   DATE, SIGN & MAIL YOUR PROXY CARD TODAY



                               REVOCABLE PROXY
                             ROGERS CORPORATION
                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 26, 2001

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

      The undersigned hereby appoints FRANK H. ROLAND and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 26, 2001 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1. FIXING THE BOARD OF DIRECTORS AT NINE AND ELECTING DIRECTORS. To fix the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

        [ ] For      [ ] Withhold      [ ] For All Except

Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------
2. PROPOSAL to approve the Rogers Corporation Global Stock Ownership Plan For Employees.

        [ ] For      [ ] Againt      [ ] Abstain

      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

 Please be sure to date and sign    --------------------------
  this Proxy in the box blow.       Date                      |
 -------------------------------------------------------------|
|                                                             |
|                                                             |
|---Stockholder sign above----Co-holder (if any) sign above---|

                             ROGERS CORPORATION

      Please sign exactly as your name(s) appear(s) on this proyx card. When signing in a representative capacity, please give full title.

                             PLEASE ACT PROMPTLY
                   DATE, SIGN & MAIL YOUR PROXY CARD TODAY